UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2014 (September 5, 2014)

Tallgrass Energy Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas 66211	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On September 8, 2014, Tallgrass Energy Partners, LP ("TEP") filed a Current Report on Form 8-K reporting that it had completed the acquisition of 33.3% of the issued and outstanding membership interests of Tallgrass Pony Express Pipeline Company, LLC ("Pony Express"). Upon completion of ongoing construction, Pony Express will own (1) an approximately 690 mile crude oil pipeline commencing in Guernsey, Wyoming and terminating in Cushing, Oklahoma, with delivery points at Ponca City Refinery and Deeprock in Cushing, (2) an approximately 66 mile lateral in northeast Colorado that will commence in Weld County, Colorado and interconnect with the Pony Express mainline just east of Sterling, Colorado, and (3) 15 pump stations, together in all cases with associated rights of way and related equipment and assets.
On April 1, 2014, TEP closed the acquisition of a 100% equity interest in Trailblazer Pipeline Company LLC ("Trailblazer") from a wholly owned subsidiary of Tallgrass Development, LP for total consideration valued at approximately $164 million, consisting of $150 million in cash and the issuance of 385,140 common units (valued at approximately $14 million based on the March 31, 2014 closing price of TEP's common units). Trailblazer is an approximately 436-mile pipeline system that begins along the border of Wyoming and Colorado and extends to Beatrice, Nebraska with an average system design capacity of 846 MMcf/day, the substantial majority of which is subscribed under firm transportation contracts with a weighted average remaining life of approximately 3 years as of June 30, 2014.
This Form 8-K/A amends the Form 8-K filed on September 8, 2014, to include unaudited interim consolidated financial statements of Pony Express for the six months ended June 30, 2014 and 2013 and audited consolidated financial statements of Pony Express and Trailblazer for the year ended December 31, 2013 and the period from November 13, 2012 to December 31, 2012, and audited financial statements of Trailblazer for the period from January 1, 2012 to November 12, 2012, as required by Item 9.01(a) of Form 8-K, and the unaudited pro forma condensed consolidated financial information related to the Pony Express and Trailblazer acquisitions required by Item 9.01(b) of Form 8-K. Pony Express had no activity during the period from January 1, 2012 to November 12, 2012.

Item 9.01.	Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.
The Trailblazer audited consolidated financial statements for the year ended December 31, 2013 and the periods from November 13, 2012 to December 31, 2012 and January 1, 2012 to November 12, 2012, and accompanying notes, are attached as Exhibit 99.1 to this Form 8-K/A and incorporated by reference to this Form 8-K/A.

The Pony Express unaudited interim consolidated financial statements for the six months ended June 30, 2014 and 2013 and audited consolidated financial statements for the year ended December 31, 2013 and the period from November 13, 2012 to December 31, 2012, and accompanying notes, are attached as Exhibit 99.2 to this Form 8-K/A and incorporated by reference to this Form 8-K/A. Pony Express financial statements for the period from January 1, 2012 to November 12, 2012 are not presented as there was no activity during the period.

(b)    Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial information related to TEP’s acquisition of Pony Express and Trailblazer is attached as Exhibit 99.3 to this Form 8-K/A and incorporated by reference into this Form 8-K/A.

(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014

(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Six Months Ended June 30, 2014

(iii)	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2013

(iv)	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Period from November 13, 2012 to December 31, 2012

(v)	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Period from January 1, 2012 to November 12, 2012
(c)    Not Applicable.

(d)    Exhibits

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Trailblazer audited consolidated financial statements for the year ended December 31, 2013 and the periods from November 13, 2012 to December 31, 2012 and January 1, 2012 to November 12, 2012.

99.2
Pony Express unaudited interim consolidated financial statements for the six months ended June 30, 2014 and 2013 and audited consolidated financial statements for the year ended December 31, 2013 and the period from November 13, 2012 to December 31, 2012.

99.3	Unaudited condensed consolidated pro forma financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

		By:	Tallgrass MLP GP, LLC
its general partner

Date:	October 3, 2014	By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Document Description

23.1	Consent of PricewaterhouseCoopers LLP
99.1	Trailblazer audited consolidated financial statements for the year ended December 31, 2013 and the periods from November 13, 2012 to December 31, 2012 and January 1, 2012 to November 12, 2012.
99.2
Pony Express unaudited interim consolidated financial statements for the six months ended June 30, 2014 and 2013 and audited consolidated financial statements for the year ended December 31, 2013 and the period from November 13, 2012 to December 31, 2012.

99.3	Unaudited condensed consolidated pro forma financial information.